For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations Investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcohomes.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES APPOINTS LISA L. DANIELS TO BOARD OF DIRECTORS
Former KPMG Vice Chair of Growth and Strategy and qualified Securities and Exchange Commission (“SEC”) Financial Expert
PHOENIX, Ariz., October 28, 2025 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) (“Cavco” or the “Company”) today announced that its Board of Directors (“Board”) appointed Lisa L. Daniels as an independent director on the Company’s Board, effective October 27, 2025. Ms. Daniels is the former Vice Chair of Growth and Strategy of KPMG LLP (“KPMG”), member of the executive team, and a former board member of the KPMG Political Action Committee. KPMG is a leading U.S. professional services firm providing audit, tax and advisory services as well as the independent U.S. member firm of the global KPMG network.
This appointment brings the current membership of Cavco’s Board to eight directors, seven of whom are independent. Ms. Daniels has also been appointed to the Audit Committee and the Corporate Governance and Nominating Committee.
“We are excited to welcome Lisa to our Board,” said Bill Boor, President and Chief Executive Officer of Cavco. “Lisa brings over 35 years of experience in professional services. As a seasoned C-suite executive, experienced board director and financial expert, she’s been successful growing revenue, breaking into new markets and navigating complex challenges at KPMG. Her analytical thinking and understanding of financial, regulatory and technology-related risks and controls make her a great addition. I’ve enjoyed getting to know her during the process and know she’ll fit well with our Board and company culture. I’m looking forward to working with her in the years ahead.”
“On behalf of the entire Board, we are pleased to welcome Lisa’s insights and leadership,” commented Steven Bunger, Chairman of Cavco’s Board. “Lisa brings a strong track record of launching and managing future-focused strategies, anticipating market dynamics and leading successful transformation and growth strategies.”
“I’m excited for the opportunity to join Cavco’s Board,” said Ms. Daniels. “I look forward to working with the Cavco management team and the Board. It’s an exciting opportunity to join an impressive company bringing solutions to the country’s affordable housing challenges.”
Ms. Daniels worked at KPMG for 32 years, most recently as Vice Chair, Growth and Strategy. Ms. Daniels also served as the San Francisco Office Managing Partner, Pacific Northwest Market Leader and Global Lead Partner on one of KPMG’s largest global technology accounts. Throughout her career, Ms. Daniels led successful audit and consulting engagements for clients across industries, including Technology, Fintech, Private Equity, Consumer & Retail, Professional Services, Mining and Real Estate. She is a qualified SEC audit committee Financial Expert with expertise in Strategy and Innovation, P&L Leadership, Ethics, Compliance and Risk Management, Board Governance and Global Account Management.
Ms. Daniels received a Bachelor of Science in Business Administration from Pepperdine University in 1988 and is a Certified Public Accountant licensed in Arizona and California.
About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco’s finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes. Additional information about Cavco can be found at www.cavcohomes.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Cavco's current expectations and projections with respect to our expected future business and financial performance, including, among other things: (i) expected financial performance and operating results, such as revenue and gross margin percentage; (ii) our liquidity and financial resources; (iii) our outlook with respect to the Company and the manufactured housing business in general; (iv) the expected effect of certain risks and uncertainties on our business; and (iv) the strength of Cavco's business model. These statements may be preceded by, followed by, or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other factors, Cavco's ability to manage: (i) customer demand and the availability of financing for our products; (ii) labor shortages and the pricing, availability, or transportation of raw materials; (iii) the impact of local or national emergencies; (iv) excessive health and safety incidents or warranty and construction claims; (v) increases in cancellations of home sales; (vi) information technology failures or cyber incidents; (vii) our ability to maintain the security of personally identifiable information of our customers, (viii) compliance with the numerous laws and regulations applicable to our business, including state, federal, and foreign laws relating to manufactured housing, privacy, the internet, and accounting matters; (ix) successful defense against litigation, government inquiries, and investigations, and (x) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Cavco. The forward-looking statements herein represent the judgment of Cavco as of the date of this release and Cavco disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports, and other filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended March 29, 2025 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Understanding the information contained in these filings is important in order to fully understand Cavco's reported financial results and our business outlook for future periods.
# # #